UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2015

Silver Bay Realty Trust Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-35760	90-0867250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 Fernbrook Lane North, Suite 210 Plymouth, MN 55447
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:   (952) 358-4400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The second paragraph in Item 2.03 below is incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 1, 2015, Silver Bay Realty Trust Corp. (the “Company”) completed the previously announced acquisition of the portfolio of properties from The American Home Real Estate Investment Trust (“Seller”), a Maryland corporation. The Company acquired 2,373 properties in the transaction (the “Acquired Properties”) and has an additional 89 properties under contract with Seller to acquire at subsequent closings. The homes are primarily located in Atlanta, Charlotte, Tampa and Orlando and increase the total number of homes that the Company owns in these markets.

The acquisition was completed pursuant to a real estate sales contract between 2015A Property Owner LLC, a Delaware limited liability company and indirect subsidiary of the Company, and the Seller. The Company paid a purchase price for the Acquired Properties of $252.2 million in cash using proceeds obtained under its revolving credit facility.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 1, 2015, the Company borrowed an aggregate amount of $266.8 million under its Amended and Restated Credit Agreement dated February 18, 2015 (the "Credit Agreement"), among certain subsidiaries (collectively, the “Borrowers”) of the Company, Silver Bay Operating Partnership L.P., as master property manager, and SB Financing Trust Owner LLC, as representative of the Borrowers, and U.S. Bank National Association, as calculation agent and paying agent, Bank of America, National Association, as joint lead arranger, lender and agent for the lenders, and JPMorgan Chase Bank, National Association, as joint lead arranger and lender, and the other lenders party thereto. The Company used these amounts to fund the acquisition of the Acquired Properties and for other corporate purposes.

In addition, on April 1, 2015, in connection with the acquisition of the Acquired Properties, 2013-A Property Holdings LLC, 2013B Property Owner LLC, 2015B Property Owner LLC, and SBY Finance TRS LLC, each indirect subsidiaries of the Company, were added as borrowers under the Credit Agreement through the execution of a joinder agreement and related certificates and documents.

Item 8.01. Other Events.

On April 1, 2015, the Company issued a press release announcing its acquisition of the Acquired Properties, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.
The financial statements required to be filed pursuant to this Item 9.01 are not being filed herewith. Such financial statements will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information.
The pro forma financial information required by this Item 9.01 is not being filed herewith. Such pro forma financial information will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(d) Exhibits.

Item No.	Description
99.1	Press Release dated April 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER BAY REALTY TRUST CORP.

	By:	/s/Daniel J. Buechler
Daniel J. Buechler
General Counsel and Secretary

Date: April 1, 2015

Exhibit Index

Item No.	Description
99.1	Press Release dated April 1, 2015